PetIQ, Inc. Enters Into Definitive Agreement to Acquire Perrigo Animal Health

Diversifies and Expands Branded Pet Health and Wellness Product Offerings to Create an Animal Health Company with Approximately $605 Million in Pro Forma 2018 Net Sales

Combines PetIQ’s and Perrigo Animal Health’s Complementary Product Portfolio and Brands to Significantly Broaden Customer Reach, Increase Manufacturing Scale and Enhance Margin Profile

Strategic Transaction Expected to Generate $3 Million in Run-rate Cost Synergies by 2020 and More Than $5 Million in Cost Synergies by 2021

EAGLE, Idaho and OMAHA, Neb. – May 8, 2019 – PetIQ, Inc. (“PetIQ” or the “Company”) (Nasdaq: PETQ), a leading pet medication and wellness company, and Perrigo Animal Health today announced they have executed a definitive agreement under which PetIQ will acquire Perrigo Animal Health, a leading manufacturer of vet quality products for pet parents, from Perrigo Company plc (NYSE; TASE: PRGO). The $185 million cash transaction has been unanimously approved by PetIQ’s Board of Directors. The purchase price reflects an adjusted EBITDA multiple of 9.0x, based on estimated fiscal year 2020, including potential run-rate cost synergies. PetIQ expects that this acquisition will be accretive to earnings in the first twelve months following the closing and thereafter. The strategic, synergistic acquisition is expected to close during the third quarter of 2019 subject to customary closing conditions, including the receipt of U.S. antitrust approval.

Headquartered in Omaha, Nebraska, Perrigo Animal Health is a leading, diversified manufacturer and marketer of over-the-counter pet health and wellness products with products sold under brands including PetArmor®, Sentry®, and Sergeant’s™. With distribution across pet, grocery, mass, e-commerce, drug, club and specialty retail sales channels, Perrigo Animal Health has sales across the flea and tick, de-wormer, behavioral, dental and other pet health and wellness product categories and is supported by the state-of-the-art manufacturing facility located in Omaha, Nebraska

Cord Christensen, PetIQ’s Chairman and Chief Executive Officer commented, “We believe this strategic transaction will create significant long-term value for all of our stakeholders as we further the execution of our Follow the Pets long-term strategy by combining our companies’ complementary branded pet health and wellness product offerings to create a larger and more diversified business. Similar to PetIQ, Perrigo Animal Health has a track record of building sales and category growth in areas complementary to PetIQ through offering high-quality and affordable veterinarian products to pet parents. This business combination is aligned with our mission to make pets’ lives better through improved access to affordable pet health care. We are excited for the opportunity to welcome Perrigo Animal Health’s team to PetIQ as we capitalize on our opportunities to increase our manufacturing scale, expand product and brand diversity, and improve our customer reach, all while we capture significant cost savings and synergies to fuel greater net sales and profitability.”

Strategic and Financial Benefits

The transaction will create a larger and more diversified animal health company. PetIQ believes the combination will provide the following strategic and financial benefits:

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Diversifies and Expands Pet Health and Wellness Branded Product Offerings: The combination of PetIQ’s existing portfolio of products sold under brands including PetAction™, Advetca®, PetLock® with the complementary products sold under brands of Perrigo Animal Health, PetArmor®, Sentry®, and Sergeant’s™, creates a combined company with approximately $605 million in pro forma 2018 net sales. The acquisition creates a company with meaningful product category, brand, and sales channel diversity with a focus on accessible and affordable, high-quality pet preventive and wellness veterinary products.

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Accelerates Whitespace Realization and Enhances Customer Relationships: The acquisition of Perrigo Animal Health allows PetIQ to more rapidly realize the opportunity provided by the macro trends in the pet industry, where there is rising pet ownership, a heightened sensitivity to the rising healthcare costs associated with pet ownership, pet humanization, and increased aging of pets that depend on better healthcare.  Complementary distribution channels and sales teams provide actionable whitespace opportunities in new and existing customers representing the potential to accelerate net sales growth for both PetIQ’s and Perrigo Animal Health’s current product portfolios.

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Increased Operating Scale Provides Significant Future Synergies and Enhances Margin Profile: In addition to benefiting from greater operating scale and increased procurement savings, Perrigo Animal Health adds outstanding manufacturing expertise and marketing capabilities that will provide future cost benefits to PetIQ. Together, the combined company expects to generate more than $3 million in run-rate cost synergies by 2020 and growing to more than $5 million by 2021 primarily from procurement, manufacturing and marketing efficiencies. Beyond these cost benefits, the combined company expects to realize additional benefits of scale via sharing of best practices, leveraging established infrastructure and strengthening retail partnerships.

Transaction Details

Under the terms of the $185 million cash transaction agreement, Perrigo Animal Health will become an indirect wholly-owned subsidiary of PetIQ. The  Company plans to finance the transaction with $25 million of existing cash on hand, $145 million of new term loan financing committed by Ares Capital Management, with the remaining balance to be financed through PetIQ’s existing revolving credit facility with East West Bank. Pro forma for the transaction, net debt-to-Adjusted EBITDA leverage ratio is expected to be approximately 4.5x1.  PetIQ is committed to reducing the leverage after closing using a combination of organic growth and free cash flow. PetIQ expects to realize cash tax savings related to the depreciation and amortization of assets acquired, of approximately $18 million on a present value basis.

1 Pro forma net leverage defined as PetIQ’s net debt as of March 31, 2019 as adjusted for the proposed transaction, covered by expected 2019 Pro forma Adjusted EBITDA.

PetIQ expects that this acquisition will be accretive to earnings in the first twelve months following closing and thereafter. The transaction is expected to close during the third quarter of 2019, subject to customary closing conditions including the receipt of U.S. antitrust approvals. PetIQ will file with the Securities and Exchange Commission Perrigo Animal Health historical financial statements as well as historical combined company pro forma financial statements no later than 75 days following the closing on the transaction.

Advisors

Jefferies LLC is serving as financial advisor, KPMG as accounting and audit advisor, and Winston & Strawn LLP and Baker Botts LLP are acting as legal counsel to PetIQ.

Conference Call and Webcast

The Company will host a conference call and webcast where members of the executive management team will discuss this transaction and its first quarter 2019 financial results today, May 8, 2019, at 4:30 p.m. ET. The conference call and supplemental investor presentation will be available live over the Internet through the “Investors” section of the Company’s website at www.PetIQ.com.  To participate on the live call listeners in North America may dial 855-327-6837 and international listeners may dial 631-891-4304.

A replay of the conference call will be archived on the Company’s website and telephonic playback will be available through May 29, 2019. North American listeners may dial 844-512-2921 and international listeners may dial 412-317-6671 the passcode is 10006676.

About PetIQ

PetIQ is a leading, rapidly growing pet health and wellness company.  Through over 60,000 points of distribution across retail and e-commerce channels, PetIQ and VIP Petcare, a wholly-owned subsidiary, have a mission to make pet lives better by educating pet parents on the importance of offering regular, convenient access and affordable choices for pet preventive and wellness veterinary products and services.  PetIQ believes that pets are an important part of the family and deserve the best products and care we can give them.  For more information, visit www.PetIQ.com.

About Perrigo

Perrigo Company plc is dedicated to making lives better by bringing "Quality, Affordable Self-Care Products™" that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed.

With brands such as PetArmor®, Sentry®, and Sergeant’s®, Perrigo Animal Health brings vet quality solutions to consumers at retail with a commitment to making high quality, affordable pet care products for animals and their owners. Visit Perrigo online at http://www.perrigo.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "continuing," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could" and similar expressions.  Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances, or achievements expressed or implied by the forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, our ability to successfully grow our business through acquisitions; our dependency on a limited number of customers; our ability to implement our growth strategy effectively; disruptions in our manufacturing and distribution chains; competition from veterinarians and others in our industry; reputational damage to our brands; economic trends and spending on pets; the effectiveness of our marketing and trade promotion programs; recalls or withdrawals of our products or product liability claims; our ability to manage our manufacturing and supply chain effectively; disruptions in our manufacturing and distribution chains; our ability to introduce new products and improve existing products; our failure to protect our intellectual property; costs associated with governmental regulation; our ability to keep and retain key employees; our ability to sustain profitability; and the risks set forth under the “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018 and other reports filed from time to time with the Securities and Exchange Commission.

Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.  The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Consequently, you should not place undue reliance on forward-looking statements.